-------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549



                                       FORM 8-K/A



                                    CURRENT REPORT



                            Pursuant to Section 13 of the
                           Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) -January 28, 1997




                                FOREST OIL CORPORATION
                  (Exact name of registrant as specified in charter)




              New York                 0-4597              25-0484900
       (State or other juris-       (Commission          (IRS Employer
     diction of incorporation)      file number)       Identification No.)



          2200 Colorado State Bank Building, 1600 Broadway, Denver, CO 80202
                (Address of principal executive offices)    (Zip Code)


         Registrant's telephone number, including area code:  (303) 812-1400


-------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

Filed herewith are financial statements of ATCOR Resources Ltd. which was acquired by the Company on January 31, 1996 and pro forma financial statements of the Company giving effect to the ATCOR acquisition and certain other transactions as described in such statements.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Audited financial statements of ATCOR Resources Ltd. at
         December 31, 1995 and for each of the years in the three year period ended December 31, 1995.

    (b) Condensed pro forma combined financial statements of Forest Oil Corporation at September 30, 1996 and for the nine months ended September 30, 1996 and the year ended December 31, 1995.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FOREST OIL CORPORATION
                                                  (Registrant)



Dated:  February 5, 1997                 By   /s/ DANIEL L. MCNAMARA
                                              --------------------------
                                              Daniel L. McNamara
                                              Secretary

                                FOREST OIL CORPORATION

                  CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS


On December 20, 1995, Forest Oil Corporation (Forest) purchased an interest in Saxon Petroleum Inc. (Saxon) of Calgary, Alberta. In the transaction, Forest received Saxon common shares, preferred shares and warrants to purchase common shares. In exchange, Saxon received cash, Forest common stock and Forest's investment in Archean Energy Ltd. (Archean).

On December 29, 1995, Forest entered into an agreement with Joint Energy Development Investments Limited Partnership (JEDI), a Delaware partnership whose general partner is an affiliate of Enron Corp., to exchange Forest common stock for debt and warrants to purchase Forest common stock (the JEDI Exchange).

On January 31, 1996, Forest acquired ATCOR Resources, Ltd. (ATCOR) of Calgary, Alberta. The purchase was funded by the net proceeds of a public offering (the 1996 Public Offering) and drawdowns under the Company's bank credit facility. The exploration and production business of ATCOR was renamed Canadian Forest Oil Ltd. (Canadian Forest).

On August 1, 1996, The Anschutz Corporation (Anschutz) exercised its option to purchase Forest common stock (the Anschutz Option).

On November 5, 1996, Forest exchanged common stock plus cash to extinguish nonrecourse secured debt owed to JEDI (the JEDI Extinguishment). In connection with this transaction, Anschutz exercised warrants to purchase Forest common stock (the Anschutz Warrant Exercise) and converted its Forest Second Series Preferred Stock into common stock (the Anschutz Conversion).

The following unaudited condensed pro forma combined balance sheet assumes that the JEDI Extinguishment, the Anschutz Warrant Exercise and the Anschutz Conversion occurred on September 30, 1996 and reflects the September 30, 1996 historical consolidated balance sheet of Forest giving pro forma effect to these transactions. The unaudited condensed pro forma combined balance sheet should be read in conjunction with the historical statements and related notes of Forest.

The following unaudited condensed pro forma combined statements of operations for the nine months ended September 30, 1996 and for the year ended December 31, 1995 assume that the Saxon transaction, the JEDI Exchange, the ATCOR acquisition, the Anschutz transactions and the JEDI Extinguishment occurred as of January 1, 1995. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been attained if the transactions had occurred as of January 1, 1995. These statements should be read in conjunction with the historical statements and related notes of Forest and ATCOR.

                                FOREST OIL CORPORATION
                 CONDENSED PRO FORMA COMBINED BALANCE SHEET (NOTE A)
                                  SEPTEMBER 30, 1996
                                     (UNAUDITED)

                                       ASSETS

                                                                 Anschutz
                                                     JEDI         Warrant     Anschutz    Pro Forma
                                       Forest    Extinguishment   Exercise   Conversion   Combined
                                     Historical    (Note F)       (Note G)    (Note H)     Forest
                                    ----------  --------------   --------   ----------   ---------
Current assets:
    Cash and cash equivalents       $    7,676    (12,946)(1)      4,083                    7,676
                                                    8,863 (2)
    Accounts receivable                 46,768                                             46,768
    Other current assets                 4,268                                              4,268
                                    ----------    -------          -----      ------     --------
         Total current assets           58,712     (4,083)         4,083                   58,712

Property and equipment, at cost:
    Oil and gas properties-full
      cost accounting method         1,417,102                                          1,417,102

    Buildings, transportation and
     other equipment                    10,756                                             10,756
                                    ----------    -------          -----      ------     --------
                                     1,427,858                                          1,427,858

    Less accumulated depreciation,
     depletion and valuation
     allowance                         991,457                                            991,457
                                    ----------    -------          -----      ------     --------
         Net property and equipment    436,401                                            436,401
Goodwill and other intangible
 assets, net                            30,138                                             30,138
Other assets                             7,915       (272)(1)                               7,643
                                    ----------    -------          -----      ------     --------
                                    $  533,166     (4,355)         4,083           -      532,894
                                    ----------    -------          -----      ------     --------
                                    ----------    -------          -----      ------     --------

                                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Cash overdraft                  $    2,186                                              2,186
    Current portion of long-term
     debt                                2,149                                              2,149
    Current portion of gas
     balancing liability                 2,240                                              2,240
    Accounts payable                    50,583                                             50,583
    Accrued interest                     1,506                                              1,506
    Other current liabilities            4,717                                              4,717
                                    ----------    -------          -----      ------     --------
         Total current liabilities      63,381                                             63,381

Long-term debt                         189,652    (42,446)(1)                             156,069
                                                    8,863 (2)
Gas balancing liabilities                3,340                                              3,340
Other liabilities                       21,962                                             21,962
Deferred revenue                         8,569                                              8,569
Deferred income taxes                   33,463                                             33,463

Minority interest                        8,547                                              8,547

Shareholders' equity:
    Preferred stock                     24,345                                (8,518)      15,827
    Common stock                         2,686        200(1)          39         124        3,049
    Capital surplus                    397,117     26,862(1)       4,044       8,394      436,417
    Accumulated deficit               (219,906)     2,166(1)                             (217,740)
    Foreign currency translation            10                                                 10
                                    ----------    -------          -----      ------     --------
         Total shareholders' equity    204,252     29,228          4,083           -      237,563
                                    ----------    -------          -----      ------     --------

                                    $  533,166     (4,355)         4,083           -      532,894
                                    ----------    -------          -----      ------     --------
                                    ----------    -------          -----      ------     --------

                      See accompanying notes to condensed pro forma
                               combined financial statements.

                                FOREST OIL CORPORATION

            CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS (NOTE A)

                             YEAR ENDED DECEMBER 31, 1995

                                     (UNAUDITED)

                                                                                                            JEDI
                                                             Saxon      JEDI       ATCOR       ATCOR     Extinguish-  Pro Forma
                                                Forest    Historical  Exchange  Historical  Adjustments     ment      Combined
                                              Historical   (Note B)   (Note C)   (Note D)    (Note D)     (Note F)     Forest
                                              ----------  ----------  --------  ----------  -----------  ----------   ---------
Revenue:
    Marketing and processing                  $                                  148,424      (8,980) (1)              139,444
    Oil and gas sales                           81,949      9,719                 37,658                               129,326
    Miscellaneous, net                             507                            (1,040)       (221) (1)                  132
                                                                                               1,268  (1)
                                                                                                (382) (2)
                                              --------      -----      ------    -------     -------       ------      -------
         Total revenue                          82,456      9,719                185,042      (8,315)                  268,902
Expenses:
    Marketing and processing                                                     139,766      (6,574) (1)              133,192
    Oil and gas production                      22,463      4,280                 10,769                                37,512
    General and administrative                   9,081        871                  3,468        (471) (3)               12,949
    Interest                                    25,323        767      (1,500)     2,432      (1,647) (1)  (4,018)(3)   21,357
    Depreciation and depletion                  43,592      3,506                 25,207      (6,317) (4)               68,047
                                                                                               2,059  (4)
    Provision for impairment of
        oil and gas properties                                                    16,812       4,514  (5)               21,326
                                              --------      -----      ------    -------     -------       ------      -------

         Total expenses                        100,459      9,424      (1,500)   198,454      (8,436)      (4,018)     294,383

Income (loss) before income taxes,
    minority interest and extraordinary
    item                                       (18,003)       295       1,500    (13,412)        121        4,018      (25,481)

Income tax expense (benefit)                        (7)       278                 (2,158)         54  (6)               (3,091)
                                                                                              (1,258) (7)
Minority interest in net earnings of
    subsidiary                                                 (7)                                                          (7)
                                              --------      -----      ------    -------     -------       ------      -------

Income (loss) from continuing operations      $(17,996)        10       1,500    (11,254)      1,325        4,018      (22,397)
                                              --------      -----      ------    -------     -------       ------      -------
                                              --------      -----      ------    -------     -------       ------      -------
Weighted average number of common shares
    outstanding (Note J)                         7,360                                                                  28,119
                                              --------                                                                 -------
                                              --------                                                                 -------
Loss from continuing operations
    attributable to common stock              $(20,156)                                                                (24,557)
                                              --------                                                                 -------
                                              --------                                                                 -------
Primary and fully diluted loss per share
    from continuing operations                $  (2.74)                                                                   (.87)
                                              --------                                                                 -------
                                              --------                                                                 -------


  See accompanying notes to condensed pro forma combined financial statements.

                                FOREST OIL CORPORATION

            CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS (NOTE A)

                         NINE MONTHS ENDED SEPTEMBER 30, 1996

                                     (UNAUDITED)


                                                   ATCOR        ATCOR          JEDI      Pro Forma
                                      Forest     Historical  Adjustments  Extinguishment  Combined
                                    Historical    (Note D)    (Note D)       (Note F)      Forest
                                    ----------   ----------  -----------  --------------  --------
Revenue:
    Marketing and processing       $  135,614     14,448      (1,107)(1)                  148,955
    Oil and gas sales                  88,062      3,710                                   91,772
    Miscellaneous, net                    707          6          (6)(1)                      707
                                   ----------    -------      ------          ------      -------
         Total revenue                224,383     18,164      (1,113)                     241,434

Expenses:
    Marketing and processing          129,115     13,567        (885)(1)                  141,797
    Oil and gas production             23,224        869                                   24,093
    General and administrative          9,526        727         (36)(2)                   10,217
    Interest                           18,042        150         (93)(3)      (3,898)(3)   14,201
    Depreciation and depletion         43,862      1,973        (407)(4)                   45,599
                                                                 171 (4)
                                   ----------    -------      ------          ------      -------
              Total expenses          223,769     17,286      (1,250)         (3,898)     235,907
                                   ----------    -------      ------          ------      -------
Income before income taxes
    and minority interest                 614        878         137           3,898        5,527

Income tax expense                      3,250        359          60 (5)                    3,669
Minority interest in loss of
    subsidiary                            228                                                 228
                                   ----------    -------      ------          ------      -------
Income (loss) from
    continuing operations           $  (2,408)       519          77           3,898        2,086
                                   ----------    -------      ------          ------      -------
                                   ----------    -------      ------          ------      -------

Weighted average number of
    common shares outstanding
     (Note I)                          23,698                                              31,471
                                   ----------                                             -------
                                   ----------                                             -------

Income (loss) from continuing
    operations attributable to
    common stock                    $  (4,027)                                                467
                                   ----------                                             -------
                                   ----------                                             -------

Primary and fully diluted
    earnings (loss) per share
    from continuing operations        $  (.17)                                                .01
                                   ----------                                             -------
                                   ----------                                             -------

                      See accompanying notes to condensed pro forma
                               combined financial statements.

                            FOREST OIL CORPORATION

           NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1996

                                  (UNAUDITED)


A.  BASIS OF PRESENTATION

The following unaudited condensed pro forma combined balance sheet assumes that the JEDI Extinguishment, the Anschutz Warrant Exercise and the Anschutz Conversion occurred on September 30, 1996 and reflects the September 30, 1996 historical consolidated balance sheet of Forest giving pro forma effect to these transactions. The unaudited condensed pro forma combined balance sheet should be read in conjunction with the historical statements and related notes of Forest.

The following unaudited condensed pro forma combined statements of operations for the nine months ended September 30, 1996 and for the year ended December 31, 1995 assume that the Saxon transaction, the JEDI Exchange, the ATCOR acquisition, the Anschutz transactions and the JEDI Extinguishment occurred as of January 1, 1995. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been attained if the transactions had occurred as of January 1, 1995. These statements should be read in conjunction with the historical statements and related notes of Forest and ATCOR.

The historical financial statements of ATCOR for the month ended January 31, 1996 have been translated at the average historical exchange rate of approximately $1.37 CDN to $1.00.

The historical financial statements of Saxon and ATCOR for the year ended December 31, 1995 have been translated at the average historical exchange rate during the period of approximately $1.37 CDN to $1.00.


B.  ACQUISITION OF SAXON PETROLEUM, INC.

On December 20, 1995, Forest purchased a 56% economic (49% voting) interest in Saxon for approximately $22,000,000. In the transaction, Forest received from Saxon 40,800,000 voting common shares, 12,300,000 nonvoting common shares, 15,500,000 preferred shares and warrants to purchase 5,300,000 common shares. In exchange, Forest transferred to Saxon its preferred shares of Archean Energy Ltd., issued to Saxon 1,060,000 common shares of Forest and paid Saxon $1,500,000 CDN.


A pro forma adjustment has been made to the accompanying historical statement of operations for the year ended December 31, 1995 to record the historical results of operations of Saxon for the period and to recognize the minority interest in the net earnings of Saxon. The effects of pro forma adjustments for the year ended December 31, 1995, including those attributable to purchase price allocations, were insignificant and have not been shown. The historical condensed balance sheet and statement of operations of Forest include the accounts of Saxon at September 30, 1996 and for the nine months then ended.


C.  JEDI EXCHANGE

On December 29, 1995, Forest entered into an agreement with JEDI to exchange 1,680,000 shares of Forest's common stock for approximately $22,400,000 principal amount of debt and warrants to purchase 2,250,000 shares of Forest's common stock held by JEDI.

The accompanying condensed pro forma combined statement of operations for the year ended December 31, 1995 includes a pro forma adjustment to reduce interest expense by $1,500,000 to give effect to the reduction of the JEDI debt.

D.  ACQUISITION OF ATCOR

On January 31, 1996 Forest acquired ATCOR for approximately $136,000,000. The purchase was funded by the net proceeds of the 1996 Public Offering and approximately $8,300,000 drawn under the Company's bank credit facility. The exploration and production business of ATCOR was renamed Canadian Forest Oil Ltd.


The accompanying condensed pro forma combined statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 have been adjusted to include the historical results of operations for ATCOR prior to the acquisition. In addition, the following pro forma adjustments have been made to the accompanying historical statements of operations for ATCOR for the year ended December 31, 1995 and the nine months ended September 30, 1996:



    1. As part of the ATCOR acquisition, Forest agreed to sell certain assets of ATCOR to ATCOR's controlling shareholders for an aggregate consideration of approximately $21.5 million Cdn (or approximately
        $15.6 million). These assets include one-half of ATCOR's interests in certain frontier lands, an 18% interest in an ethane extraction plant in Edmonton, Alberta in which ATCOR will retain a 15-1/3% interest and certain marketable securities held by ATCOR. Accordingly, dividend income related to the marketable securities in the amount of $221,000 for the year ended December 31, 1995 ($6,000 for the month of January
        1996) and marketing and processing income related to the 18% interest in the ethane extraction plant in the amount of $8,980,000 for the year ended December 31, 1995 ($1,107,000 for the month of January 1996) have been reversed in the accompanying condensed pro forma combined statements of operations. In addition, a writedown of the investment in marketable securities in the amount of $1,268,000 for the year ended December 31, 1995 has been reversed in the accompanying pro forma combined statement of operations for that period since the loss was reported in an earlier period under U.S. GAAP.

        The proceeds of the asset sale described above were used to reduce the outstanding long-term debt of ATCOR. Interest expense in the accompanying condensed pro forma combined statement of operations has been reduced by $1,647,000 for the year ended December 31, 1995 ($93,000 for the month of January 1996) in order to reflect the debt reduction.

    2. Under U.S. GAAP, unrealized losses on interest rate swaps that are not considered a hedge on an existing debt obligation are charged to earnings. A pro forma adjustment has been recorded to reduce miscellaneous, net revenue for the year ended December 31, 1995 by $382,000 to reflect this U.S. GAAP difference.

    3. The general and administrative expenses recorded by ATCOR included administrative, financial and management fees charged by a controlling shareholder. These fees, which totalled $471,000 for the year ended December 31, 1995 ($36,000 for the month of January 1996) have been reversed in the accompanying condensed pro forma combined statements of operations.

    4. The purchase price of approximately $136,000,000 was allocated to property, plant and equipment of approximately $144,000,000; goodwill and other intangible assets related to ATCOR's natural gas marketing business of approximately $32,000,000; a net working capital deficit of approximately $1,000,000; long-term liabilities of approximately $3,000,000; and a net deferred tax liability of approximately $36,000,000.

        The fair value allocated to property, plant and equipment was less than the historical carrying cost of these assets less the proceeds associated with the sale of the oil and gas assets described in Note 1 above. Accordingly, the condensed pro forma combined statements of operations include adjustments to reduce depreciation and depletion expense by $6,317,000 for the year ended December 31, 1995 ($407,000 for the month of January, 1996).

        Goodwill and other intangibles recorded in the acquisition included approximately $15,000,000 associated with certain natural gas marketing contracts, which is being amortized over the average life of the contracts of 12 years, and approximately $17,000,000 of goodwill associated with the gas marketing business acquired which is being amortized over 20 years. Accordingly, the condensed pro forma combined statements of operations include adjustments to record amortization of goodwill and other intangible assets of $2,059,000 for the year ended December 31, 1995 ($171,000 for the month of January, 1996).

    5. Under U.S. GAAP, the carrying value of petroleum and natural gas properties, net of deferred income taxes, is limited to the present value of after-tax future net revenue (based on prices and costs in effect at the balance sheet date) from proved reserves, discounted at 10%, and the unimpaired cost of unproved properties. Under Canadian GAAP, future net revenue is not discounted in computing the ceiling limit, but projected financing costs and general and administrative costs are deducted. These differences resulted in an additional ceiling test write-down at December 31, 1995 under U.S. GAAP of $4,514,000, which has been reflected as a pro forma adjustment on the accompanying condensed pro forma combined statement of operations for the year ended December 31, 1995.

        The provision for impairment of oil and gas properties recorded in the historical financial statements of ATCOR was also included in the pro forma combined results of operations of Forest for the year ended December 31, 1995 in accordance with rules of the Securities and Exchange Commission for preparation of pro forma financial information. Had the provision for impairment recorded in the historical financial statements of ATCOR been excluded from the pro forma combined results of operations of Forest, the pro forma combined loss from continuing operations, loss from continuing operations attributable to common stock, and primary and fully diluted loss per share from continuing operations would have been $10,454,000, $12,614,000 and $0.45, respectively.

    6. Separate pro forma adjustments have been recorded to adjust income tax expense for the effects, as applicable, of the pro forma adjustments calculated at the statutory rate in effect during the periods for which condensed pro forma combined statements of operations are presented.

    7. Under U.S. GAAP, income taxes are accounted for under the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109. Adjustments have been recorded in the accompanying condensed pro forma combined statements of operations to reduce income tax expense by $1,258,000 for the year ended December 31, 1995.

E.  ANSCHUTZ OPTION

On August 1, 1996, Anschutz exercised its option to purchase 2,250,000 shares of Forest's common stock for $26,200,000 or approximately $11.64 per share. The option was scheduled to expire on July 27, 1998.


F.  JEDI EXTINGUISHMENT

On November 5, 1996 Forest exchanged 2,000,000 shares of its common stock plus approximately $13,500,000 cash to extinguish approximately $43,000,000 of nonrecourse secured debt owed to JEDI. The JEDI debt bore interest at the rate of 12-1/2% per annum.

The following pro forma adjustments have been made to the accompanying historical balance sheet at September 30, 1996 and to the accompanying historical statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995:

    1. To record issuance of 2,000,000 shares of Forest common stock with an estimated fair value of $27,062,000 (determined by reference to the quoted market price of the shares, less a discount to reflect the restrictions placed upon the sale of such shares), and use of $12,946,000 of cash to repay the outstanding JEDI debt of $42,446,000. This transaction resulted in a gain of $2,166,000 after the write-off of unamortized debt costs in the amount of $272,000.

    2. To record additional borrowing of $8,863,000 on the Company's line of credit to finance the JEDI Extinguishment.

    3. To record a net reduction of interest expense of $3,898,000 for the nine months ended September 30, 1996 and $4,018,000 for the year ended December 31, 1995, as a result of the extinguishment of the JEDI debt.


G.  ANSCHUTZ WARRANT EXERCISE

On November 5, 1996 Anschutz acquired 388,888 shares of Forest's common stock by exercising warrants which allowed it to purchase such shares at $10.50 per share.

A pro forma adjustment has been made to the accompanying historical balance sheet at September 30, 1996 to record the proceeds of $4,083,000 and the issuance of common stock.


H.  ANSCHUTZ CONVERSION

On November 5, 1996 Anschutz converted 620,000 shares of Forest's Second Series Preferred Stock into 1,240,000 shares of common stock.

A pro forma adjustment has been made to the accompanying historical balance sheet at September 30, 1996 to record the conversion by reclassifying the historical value of the preferred stock ($8,518,000) to common stock and capital surplus.

I. The weighted average number of common shares outstanding for the nine months ended September 30, 1996 has been adjusted as follows:

         Forest historical                                   23,698
         Weighted average effect of shares issued in:
              1996 Public Offering                            1,349
              JEDI Extinguishment                             2,000
              Anschutz Option Exercise                        1,747
              Anschutz Warrant Exercise                         389
              Anschutz Conversion                             1,240
         Common stock equivalents (1)                         1,048
                                                             ------
         Pro forma weighted average shares                   31,471
                                                             ------
                                                             ------

    (1) The remaining Anschutz Warrants and employee stock options were in the money during the period, and therefore were required to be included in the primary earnings per share calculation since they had a dilutive effect.


J. The weighted average number of common shares outstanding for the year ended December 31, 1995 has been adjusted as follows:

         Forest historical                                    7,360
         Shares issued in:
              Saxon acquisition                               1,060
              JEDI Exchange                                   1,680
              1996 Public Offering (ATCOR acquisition)       12,140
              Anschutz Option Exercise                        2,250
              JEDI Extinguishment                             2,000
              Anschutz Warrant Exercise                         389
              Anschutz Conversion                             1,240
                                                             ------
         Pro forma weighted average shares                   28,119
                                                             ------
                                                             ------